Spark Energy, Inc. Announces Amendment and Extension of Credit Facilities; Names James G. Jones II as New Chief Financial Officer

HOUSTON, June 13, 2019 (ACCESSWIRE) -- Spark Energy, Inc. (“Spark” or the “Company”) (NASDAQ: SPKE), today announced an amendment and extension (the “Amendment”) of its senior secured credit facility (the “Facility”). The Facility, which was set to mature in May 2020, now has a maturity date of May 21, 2021.

Additionally, the Company announced the extension of its $25 million subordinated debt facility with its majority shareholder. The subordinated facility, which was set to mature in July 2020, now has a maturity date of December 31, 2021.

“These facilities have enhanced flexibility that supports Spark’s continued growth,” said Nathan Kroeker, Spark’s President and Chief Executive Officer. “We thank each of our lenders for renewing their commitments and continuing their support of our business.”

Spark also announced the appointment of James G. Jones II as Chief Financial Officer of the Company, following Mr. Jones’ resignation from Spark’s Board. In his new role as CFO, Mr. Jones will oversee Spark’s accounting, tax, SEC reporting, treasury, financial planning and analysis, and investor relations functions. He will also assume the role of Spark’s Chief Risk Officer.

“I would like to welcome Jim to the Spark management team. I have worked with Jim and he has been involved with Spark for nine years dating back to his days as a partner at EY, and has served on Spark’s Board and chaired the Audit Committee and Special Committee since our IPO in 2014. Given his financial background and management expertise, we are confident we have a strong leader to guide our finance organization through our next phase of growth.”

“We want to thank Rabobank for their leadership in helping us close the Amendment and continue our journey in providing value to our shareholders,” said Jim Jones, Spark’s new Chief Financial Officer. “Mr. Maxwell has reconfirmed his commitment to Spark by extending his subordinated debt facility. Spark is well positioned with ample liquidity to continue to streamline the business and pursue opportunities in the marketplace.”

About Spark Energy, Inc.
Spark Energy, Inc. is an independent retail energy services company founded in 1999 that provides residential and commercial customers in competitive markets across the United States with an alternative choice for their natural gas and electricity. Headquartered in Houston, Texas, Spark currently operates in 19 states and serves 94 utility territories. Spark offers its customers a variety of product and service choices, including stable and predictable energy costs and green product alternatives.
We use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Investors should note that new materials, including press releases, updated investor presentations, and financial and other filings with the Securities and Exchange Commission are posted on the Spark Energy Investor Relations website at ir.sparkenergy.com. Investors are urged to monitor our website regularly for information and updates about the Company.

Cautionary Note Regarding Forward Looking Statements
This release contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. These forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) can be identified by the use of forward-looking terminology including “may,” “should,” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project,” or other similar words. Forward-looking statements appear in this press release and include statements about our repurchase program. The forward-looking statements in this press release are subject to risks and uncertainties. Important factors that could cause actual results to materially differ from those projected in the forward-looking statements include, but are not limited to the “Risk Factors” in our latest Annual Report on Form 10-K for the year ended December 31, 2018, in our Quarterly Reports on Form 10-Q, and other public filings and press releases.
You should review the risk factors and other factors noted throughout this press release. All forward-looking statements speak only as of the date of this press release. Unless required by law, we disclaim any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise. It is not possible for us to predict all risks, nor can we assess the impact of all factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
Contact: Spark Energy, Inc.
Investors:
Christian Hettick, 832-200-3727
Media:
Kira Jordan, 832-255-7302